Exhibit 99.1

CVR REFINING COMPLETES EXCHANGE OFFER

FOR ITS 6.500% SENIOR NOTES DUE 2022

SUGAR LAND, Texas (Sept. 17, 2013) - CVR Refining, LP (NYSE: CVRR), a refiner and marketer of petroleum fuels, announced today that its wholly-owned subsidiaries, CVR Refining, LLC and Coffeyville Finance Inc. (the “Issuers”), closed an offer to exchange up to U.S. $500 million of their outstanding 6.500% senior notes due 2022 (the “Outstanding Notes”) for a like principal amount of their 6.500% senior notes due 2022 (the “Exchange Notes” and, together with the Outstanding Notes, the “Notes”) which have been registered under the Securities Act of 1933, as amended. An aggregate of $500,000,000 in principal amount, or 100%, of the Outstanding Notes were tendered in the exchange offer, which expired at 5:00 p.m., New York City time, on Sept. 13, 2013. The registered exchange offer fulfilled the Company’s obligations regarding the registration of its Outstanding Notes pursuant to a registration rights agreement entered into by the Company in connection with the sale of the Outstanding Notes in a private placement that closed on Oct. 23, 2012. CVR Refining, LP is a parent guarantor of the Notes.

The terms of the Exchange Notes are substantially identical to those of the Outstanding Notes, except that the Exchange Notes do not have securities law transfer restrictions and are not entitled to certain registration rights relating to the Outstanding Notes, and the Exchange Notes do not provide for the payment of additional interest under circumstances relating to the timing of the exchange offer.

This news release does not constitute an offer to sell or the solicitation of an offer to buy the Notes and the related guarantees. The exchange offer was made only pursuant to a prospectus and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Forward Looking Statements

This news release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, and any subsequently filed quarterly reports on Form 10-Q. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Refining undertakes no duty to update its forward-looking statements.

About CVR Refining, LP

Headquartered in Sugar Land, Texas, CVR Refining, LP is an independent downstream energy limited partnership that owns refining and related logistics assets in the Midcontinent United States. CVR Refining’s subsidiaries operate a 115,000 barrel per day complex full coking medium-sour crude oil refinery in Coffeyville, Kan., and a 70,000 bpd medium complexity crude oil refinery in Wynnewood, Okla. CVR Refining’s subsidiaries also operate supporting logistics assets including approximately 350 miles of pipelines, more than 125 crude oil transports, a network of strategically located crude oil gathering tank farms, and more than six million barrels of owned and leased crude oil storage capacity.

For further information, please contact:

Investor Relations:

Jay Finks

CVR Refining, LP

281-207-3588

IR@CVRRefining.com

Media Relations:

Angie Dasbach

CVR Refining, LP

281-207-3550

MediaRelations@CVRRefining.com